UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 4, 2021

Pulse Biosciences, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37744	46-5696597
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3957 Point Eden Way

Hayward, California 94545

(Address of Principal Executive Offices, and Zip Code)

(510) 906-4600

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PLSE	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

On February 4, 2021, Pulse Biosciences, Inc. (the “Company”) entered into an At-The-Market Equity Offering Sales Agreement (the “Sales Agreement”) with Stifel, Nicolaus & Company, Incorporated, as sales agent (the “Sales Agent”), to sell shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) having aggregate sales proceeds of up to $60 million (the “Shares”), from time to time, through an “at the market offering” program (the “Offering”).

Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, the Sales Agent will use reasonable efforts consistent with their normal trading and sales practices, applicable state and federal laws, rules and regulations, and the rules of the Nasdaq Capital Market to sell the Shares from time to time based upon the Company’s instructions for the sales, including any price, time or size limits specified by the Company. Under the Sales Agreement, the Sales Agent may sell the Shares by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”). The Sales Agent’s obligations to sell the Shares under the Sales Agreement are subject to satisfaction of certain conditions, including customary closing conditions.

The Company has agreed to pay Sales Agent a commission of up to 3.0% of the aggregate gross proceeds from each sale of the Shares sold by Sales Agent and to provide Sales Agent with customary indemnification and contribution rights, including for liabilities under the Securities Act. The Company also will reimburse Sales Agent for certain specified expenses in connection with entering into the Sales Agreement. The Sales Agreement contains customary representations and warranties and conditions to the placements of the Shares pursuant thereto. The Company is not obligated to sell any Shares under the Sales Agreement and may at any time suspend solicitation and offers under the Sales Agreement. The Sales Agreement may be terminated by the Company at any time by giving written notice to the Sales Agent for any reason or by the Sales Agent at any time by giving written notice to the Company for any reason or immediately under certain circumstances, and shall automatically terminate upon the issuance and sale of all Shares.

The sales and issuances of the Shares under the Sales Agreement will be made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-246346) (the “Registration Statement”) declared effective by the Securities and Exchange Commission (the “SEC”) on August 21, 2020. On the date hereof, the Company intends to file a prospectus supplement with the SEC in connection with the offer and sale of the Shares pursuant to the Sales Agreement.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities under the Sales Agreement, nor shall there be any sale of such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 8.01	Other Events.

A copy of the press release related to Offering is attached hereto as Exhibit 99.1 and is incorporated by reference.

In connection with the Offering, the legal opinion as to the legality of the Common Stock sold is being filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein and into the Registration Statement by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	At-The-Market Equity Offering Sales Agreement, dated as of February 4, 2021, by and between Pulse Biosciences, Inc. and Stifel, Nicolaus & Company, Incorporated.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

23.1	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1).

99.1	Press Release of Pulse Biosciences, Inc. dated February 4, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PULSE BIOSCIENCES, INC.

By:	/s/ Sandra A. Gardiner
Sandra A. Gardiner Chief Financial Officer, Executive Vice President of Finance and Administration, Secretary and Treasurer (Principal Financial and Accounting Officer)

Date: February 4, 2021